Execution Copy

                                                                    Exhibit 99.3

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                            STOCK PURCHASE AGREEMENT

                                  by and among

                           PRICELINE.COM INCORPORATED

                             PRIME PRO GROUP LIMITED

                                       and

                             FORTHCOMING ERA LIMITED

                             -----------------------

                                   Dated as of

                                February 15, 2001

                             -----------------------

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

                                TABLE OF CONTENTS
                             (Not Part of Agreement)

                                                                            Page
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ARTICLE I. DEFINITIONS.........................................................1

ARTICLE II. SALE AND PURCHASE..................................................6

        Section 2.1     Sale and Issuance of Shares............................6
        Section 2.2     Closing................................................6

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.....................6

        Section 3.1     Organization and Standing..............................6
        Section 3.2     Capital Stock..........................................7
        Section 3.3     Subsidiaries...........................................7
        Section 3.4     Authorization; Enforceability..........................8
        Section 3.5     No Violation; Consents.................................8
        Section 3.6     Litigation.............................................9
        Section 3.7     Registration and Listing of Common Stock..............10
        Section 3.8     SEC Documents; Financial Statements...................10
        Section 3.9     Change in Condition...................................11
        Section 3.10    Employee Benefit Plans and Labor Matters..............11
        Section 3.11    Properties............................................15
        Section 3.12    Compliance with Law...................................15
        Section 3.13    Tax Matters...........................................15
        Section 3.14    No Real Property; Environmental Matters...............16
        Section 3.15    Enforceability of Contracts; Material Contracts.......16
        Section 3.16    Books and Records.....................................17
        Section 3.17    Brokers...............................................17
        Section 3.18    Working Capital.......................................17
        Section 3.19    Outstanding Indebtedness; Liens.......................17
        Section 3.20    Related-Party Transactions............................18
        Section 3.21    Offering Exemption....................................18
        Section 3.22    Company Status........................................18
        Section 3.23    Insurance.............................................18
        Section 3.24    Proprietary Rights....................................19
        Section 3.25    Directed Selling Efforts..............................21
        Section 3.26    No Integrated Offering................................21

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS..................21

        Section 4.1     Organization and Standing; Authorization;
                        Enforceability; No Violations; Non-Affiliates.........21
        Section 4.2     Consents..............................................22
        Section 4.3     Private Placement.....................................22
        Section 4.4     Directed Selling Efforts..............................23


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ARTICLE V. COVENANTS OF THE COMPANY...........................................23

        Section 5.1     Access to Books and Records...........................23
        Section 5.2     Agreement to Take Necessary and Desirable Actions.....23
        Section 5.3     Representation on the Board of Directors..............23
        Section 5.4     Compliance with Conditions; Commercially
                        Reasonable Efforts....................................24
        Section 5.5     Consents and Approvals................................25
        Section 5.6     Taxes.................................................25
        Section 5.7     Use of Proceeds.......................................25
        Section 5.8     Director and Officer Insurance........................25

ARTICLE VI. COVENANTS OF EACH PURCHASER.......................................25

        Section 6.1     Agreement to Take Necessary and Desirable Actions.....25
        Section 6.2     Compliance with Conditions; Commercially
                        Reasonable Efforts....................................26
        Section 6.3     Confidential Information..............................26
        Section 6.4     Standstill............................................26
        Section 6.5     Schedule 13D..........................................28

ARTICLE VII. CONDITIONS PRECEDENT TO CLOSING..................................28

        Section 7.1     Conditions to the Company's Obligations...............28
        Section 7.2     Conditions to The Purchasers' Obligations.............28

ARTICLE VIII. MISCELLANEOUS...................................................30

        Section 8.1     Survival of Representations and Warranties............30
        Section 8.2     Notices...............................................31
        Section 8.3     Governing Law.........................................33
        Section 8.4     Entire Agreement......................................33
        Section 8.5     Modifications and Amendments..........................33
        Section 8.6     Waivers and Extensions................................33
        Section 8.7     Titles and Headings...................................33
        Section 8.8     Exhibits and Schedules................................33
        Section 8.9     Expenses; Brokers.....................................33
        Section 8.10    Press Releases and Public Announcements...............34
        Section 8.11    Assignment; No Third Party Beneficiaries..............34
        Section 8.12    Severability..........................................34
        Section 8.13    Counterparts; Facsimile...............................34
        Section 8.14    Further Assurances....................................34
        Section 8.15    Remedies Cumulative...................................34


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                                    SCHEDULES

Schedule 3.2(a)              Capital Stock
Schedule 3.2(b)              Outstanding Warrants and Options
Schedule 3.3                 Subsidiaries
Schedule 3.5(b)              Consents
Schedule 3.6                 Litigation
Schedule 3.7(a)              Registration and Listing of Common Stock
Schedule 3.10(b)             Employee Benefit Plans
Schedule 3.10(d)             Benefit Plans - Compliance with Law
Schedule 3.10(h)             Benefit Plans - Excise Taxes Agreement
Schedule 3.10(i)             Benefit Plans - No Additional Benefit Plans or
                             Proposed Modifications
Schedule 3.10(j)             Benefit Plans - Taxes
Schedule 3.10(k)             Benefit Plans - Exceptions
Schedule 3.10(k)(xi)(A)      Employment Complaints
Schedule 3.10(k)(xi)(B)      Benefit Plans - Employment and Severance Agreements
Schedule 3.10(k)(xii)        Benefit Plans - Employment Losses
Schedule 3.13                Tax Matters
Schedule 3.15                Enforceability of Contracts; Material Contracts
Schedule 3.18                Working Capital
Schedule 3.19(a)             Liens
Schedule 3.19(b)             Liens
Schedule 3.20(d)             Related Party Transactions
Schedule 3.23                Insurance
Schedule 3.24(b)             Domestic Patents and Applications
Schedule 3.24(c)             Domestic Trademarks and Applications
Schedule 3.24(d)             Foreign Patents and Applications
Schedule 3.24(e)             Foreign Trademarks and Applications

                                    EXHIBITS

Exhibit A - Schedule of Shares to be Purchased
Exhibit B - Opinion of General Counsel of the Company
Exhibit C - Opinion of Counsel to the Company


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                            STOCK PURCHASE AGREEMENT

            THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made as of February 15, 2001, by and among priceline.com Incorporated, a Delaware corporation (the "Company"), Prime Pro Group Limited, a British Virgin Islands corporation ("PPG") and wholly owned subsidiary of Cheung Kong (Holdings) Limited, a Hong Kong corporation ("CK"), and Forthcoming Era Limited, a British Virgin Islands corporation ("FEL") and wholly owned subsidiary of Hutchison Whampoa Limited a Hong Kong corporation ("HW") (PPG and FEL are each a "Purchaser", and collectively the "Purchasers").

            NOW, THEREFORE, the parties hereto hereby agree as follows.

                                    ARTICLE I

                                   DEFINITIONS

            As used in this Agreement, the following terms shall have the following meanings:

            "Affiliate" shall mean, with respect to any person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person and, in the case of a person who is an individual, shall include (i) members of such specified person's immediate family (as defined in Instruction 2 of Item 404(a) of Regulation S-K under the Securities Act) and (ii) trusts, the trustee and all beneficiaries of which are such specified person or members of such person's immediate family as determined in accordance with the foregoing clause (i). For the purposes of this definition, "control," when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

            "Agreement" shall have the meaning set forth in the Preamble.

            "Applicable Law" shall mean, with respect to any person, any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any Governmental Authority to which such person or any of its subsidiaries is bound or to which any of their respective properties is subject.

            "Benefit Plan" shall have the meaning set forth in Section 3.10.

            "Bylaws" with respect to any corporation shall mean the bylaws adopted by and in effect for such corporation.

            "Board Representative" shall have the meaning set forth in Section 5.3(b).


                                       1
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            "Business Day" shall mean each day on which banking institutions in
New York, NY are not authorized or required to close.

            "Charter" with respect to any corporation shall mean the certificate of incorporation or articles of incorporation filed by and in effect for such corporation.

            "Closing" shall have the meaning set forth in Section 2.2.

            "Closing Date" shall have the meaning set forth in Section 2.2.

            "Code" shall have the meaning set forth in Section 3.10.

            "Commission" shall mean the United States Securities and Exchange Commission.

            "Commitments" shall have the meaning set forth in Section 3.15.

            "Common Stock" shall mean the common stock, par value $.008 per share, of the Company.

            "Company" shall have the meaning set forth in the Preamble.

            "Company Insurance" shall have the meaning set forth in Section
3.23.

            "Company Property" shall have the meaning set forth in Section 3.25(b).

            "Documents" shall mean (i) this Agreement and (ii) the Registration Rights Agreement, dated as of the date hereof, by and among the Company and the Purchasers.

            "Domestic Patents and Applications" shall have the meaning set forth in Section 3.24(b).

            "Domestic Trademarks and Applications" shall have the meaning set forth in Section 3.24(c).

            "Eligible Person" shall have the meaning set forth in Section 5.3.

            "Employee" shall have the meaning set forth in Section 3.10.

            "Environmental Claim" shall mean any claim, action, written or oral notice or cause of action pending or any investigation or notice of violation threatened by any person alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence or release into the environment of any Material of Environmental Concern at any location, whether or not owned or operated by the Company or its Subsidiaries or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law that, in either case, is pending or threatened against the Company or its Subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or its Subsidiaries has retained or assumed either contractually or by operation of law.


                                       2
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            "ERISA" shall mean the Employee Retirement Income Security Act of
1974, as amended.

            "ERISA Affiliate" shall mean with respect to any person (within the meaning of section 3(9) of ERISA) any other person that would be regarded together with such person as a single employer under section 414(b), (c), (m) or
(o) of the Code.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

            "FEL Director" shall have the meaning set forth in Section 5.3(a).

            "Foreign Patents and Applications" shall have the meaning set forth in Section 3.24(d).

            "Foreign Trademarks and Applications" shall have the meaning set forth in Section 3.24(e).

            "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, which are in effect from time to time, consistently applied.

            "Governmental Authority" shall mean any foreign, Federal, state or local court or governmental or regulatory authority.

            "Indebtedness" shall mean, with respect to any person, the aggregate amount of, without duplication, the following: (i) all obligations for borrowed money; (ii) all obligations evidenced by bonds, debentures, notes or other similar instruments; (iii) all obligations to pay the deferred purchase price of property or services, except trade payables, accrued commissions and other similar accrued current liabilities in respect of such obligations, if such liabilities are not overdue and arise in the ordinary course of business or are being contested in good faith by appropriate proceedings and as to which adequate reserves have been made on the books of the Company; (iv) all capitalized lease obligations; (v) all obligations or liabilities of any other person or persons secured by a Lien on any asset owned by such person or persons whether or not such obligation or liability is assumed; (vi) all obligations of such person or persons, contingent or otherwise, in respect of any letters of credit or bankers' acceptances; and (vii) all guarantees; provided, however, that the term Indebtedness shall not include Taxes and other governmental charges which are not yet due and owing, or are being contested in good faith by appropriate proceedings and as to which adequate reserves have been made on the books of the Company.

            "Intellectual Property" shall have the meaning set forth in Section 3.24(a).


                                       3
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            "Knowledge", "to the knowledge of" and any similar language shall mean, except as otherwise set forth in this Agreement, the best knowledge, after due inquiry, of the executive officers of, as the case may be, any Purchaser or the Company (including its Subsidiaries).

            "Lien" shall mean any pledge, lien, claim, restriction, charge or encumbrance of any kind.

            "Material Adverse Effect" shall mean a material adverse effect (i) on the business, operations, properties, earnings, assets, liabilities or condition (financial or other) of the Company and its Subsidiaries, taken as a whole, or (ii) on the ability of the Company or its Subsidiaries to perform its obligations hereunder or under any of the other Documents.

            "Materials of Environmental Concern" shall mean chemicals, pollutants, contaminants, toxic or hazardous substances or wastes, petroleum and petroleum products, asbestos or asbestos containing materials, polychlorinated biphenyls, lead or lead based paints or materials, or radon.

            "Multiemployer Plan" shall have the meaning set forth in Section
3.10.

            "Notices" shall have the meaning set forth in Section 8.2.

            "PBGC" shall have the meaning set forth in Section 3.10.

            "Permitted Liens" means: (i) liens for Taxes and other governmental charges and assessments arising in the ordinary course of business which are not yet due and payable, (ii) liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other like liens arising in the ordinary course of business for sums not yet due and payable and (iii) other liens or imperfections on property which are not material in amount, do not interfere with, and are not violated by, the consummation of the transactions contemplated by this Agreement, and do not impair the marketability of, or materially detract from the value of or materially impair the existing use of, the property affected by such lien or imperfection.

            "Permitted Transferee" shall mean, as to either Purchaser, (i) the other Purchaser, (ii) any wholly-owned subsidiary of CK and (iii) any wholly-owned subsidiary of HW.

            "person" shall mean any individual, partnership, corporation, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity.

            "PPG Director" shall have the meaning set forth in Section 5.3(b).

            "PTO" shall have the meaning set forth in Section 3.24(b).

            "Preferred Stock" shall mean all of the authorized preferred stock of the Company.

            "Purchase Agreement" shall mean this Agreement.


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

            "Purchaser" shall have the meaning set forth in the Preamble.

            "SEC Documents" shall have the meaning set forth in Section 3.8.

            "Securities" shall mean the Shares, Preferred Stock and any other Common Stock of the Company.

            "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

            "Series B Preferred Stock" shall mean the Series B Redeemable Preferred Stock, par value $.01 per share, of the Company.

            "Shares" shall mean the shares of Common Stock to be issued and sold by the Company to the Purchasers under Section 2.1(b) hereof.

            "subsidiary" shall mean, with respect to any person, (a) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such person, by a subsidiary of such person, or by such person and one or more subsidiaries of such person or (b) a partnership in which such person or a subsidiary of such person is, at the date of determination, a general partner, or any other person (other than a corporation) in which such person, a subsidiary of such person or such person and one or more subsidiaries of such person, directly or indirectly, at the date of determination thereof, has (i) at least a majority ownership interest, (ii) the power to elect or direct the election of the directors or other governing body, or (iii) the power to direct or cause the direction of the affairs or management. For purposes of this definition, a person is deemed to own any capital stock or other ownership interest if such person has the right to acquire such capital stock or other ownership interest, whether through the exercise of any purchase option, conversion privilege or similar right.

            "Subsidiary" shall mean a subsidiary of the Company.

            "Taxes" shall mean all foreign, federal, state and local taxes, including any interest, penalties or additions to tax that may become payable in respect thereof, imposed by any Governmental Authority, which taxes shall include, without limiting the generality of the foregoing, all income taxes, payroll and employee withholding taxes, unemployment insurance, social security, sales and use taxes, excise taxes, franchise taxes, gross receipts taxes, occupation taxes, real and personal property taxes, stamp taxes, transfer taxes, workmen's compensation taxes and other obligations of the same or a similar nature, whether arising before, on or after the Closing Date.

            "Tax Returns" shall mean all returns, declarations, statements, schedules, forms, reports, information returns or other documents (including any related or supporting information), and any amendments thereto, filed or required to be filed with any Governmental Authority in connection with the determination, assessment, collection or administration of any Taxes.

            "WARN Act" shall mean the Worker Adjustment and Retraining Notification Act of 1988, as amended, and any applicable state or local law with regard to "plant closings" or "mass layoffs" as such terms are defined in the WARN Act or applicable state or local law.

                                   ARTICLE II

                                SALE AND PURCHASE

            Section 2.1 Sale and Issuance of Shares. On the Closing Date, and upon the terms and subject to the conditions set forth in this Agreement, the Company shall issue and sell to each Purchaser, severally and not jointly, and each Purchaser shall purchase and accept from the Company, payable in immediately available funds, the number of shares of Common Stock set forth opposite each Purchaser's name on Exhibit A hereto, at a purchase price of $2.10 per share (collectively the "Shares"). Closing.

                  (a) The closing of the purchase and sale of the Shares hereunder (the "Closing") shall take place on February 15, 2001 (the "Closing Date"), at the offices of Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, NY 10019, or at such other time and place as the parties hereto shall agree in writing.

                  (b) On the Closing Date (i) each Purchaser shall deposit into a bank account designated by the Company on such Closing Date, by wire transfer of immediately available funds, an amount equal to the purchase price of the Shares being purchased by such Purchaser from the Company pursuant to Section
2.1 and (ii) the Company shall deliver to each Purchaser, against payment of the purchase price therefor, certificates representing the Shares, being purchased by such Purchaser pursuant to Section 2.1. The Shares shall be in definitive form and registered in the name of the Purchaser or its nominee or designee and in such denominations (including fractional shares) as the Purchaser shall request not later than one business day prior to the Closing Date.

                                  ARTICLE III.

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

            Except as disclosed in the SEC Documents, with respect to any representation or warranty in any Section of this Article III, as disclosed in writing in the schedule to such Section, which schedule shall identify the specific sections or subsections in this Agreement to which such disclosure relates, the Company represents and warrants to the Purchasers as follows:
Organization and Standing

            Section 3.1 Organization and Standing. The Company is duly incorporated, validly existing and in good standing as a domestic corporation under the laws of the State of Delaware and has all requisite corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. The Company is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of its business makes such qualification necessary, except where the failure to so qualify or be in good standing could not, individually or in the aggregate, or together with such failure of its Subsidiaries referred to in Section 3.3(b) below, reasonably be expected to have a Material Adverse Effect.

            Section 3.2 Capital Stock. Immediately following the Closing, the authorized capital stock of the Company will consist solely of (a) one billion (1,000,000,000) shares of Common Stock, of which (i) two hundred million, one hundred fifty seven thousand, four hundred ninety (200,157,490) shares shall be issued and outstanding and (ii) no shares of Common Stock will be reserved for issuance and (b) one hundred fifty million (150,000,000) shares of Preferred Stock, of which (i) eighty thousand (80,000) shares of Series B Preferred Stock will be the only shares of Preferred Stock issued and outstanding and (ii) no shares of Preferred Stock will be reserved for issuance. Immediately following the Closing, each share of capital stock of the Company that is issued and outstanding will be duly authorized, validly issued, fully paid and nonassessable. Schedule 3.2(a) sets forth a true and complete table of (i) the capitalization of the Company immediately prior to the Closing, (ii) a pro forma capitalization of the Company immediately following the Closing, (iii) the capitalization of the Company assuming the exercise of all outstanding options, warrants, agreements or instruments for the purchase of Common Stock, giving effect to, among other things, any amendments, modifications or accelerations to the terms and conditions of any of the foregoing, including any anti-dilution provisions or any provisions relating to vesting, pricing or conversion ratios and (iv) a list of all stock option, stock purchase, restricted stock and similar plans of the Company, the type and number of shares of the Company's capital stock that are authorized for issuance under each plan and the number of options or shares, as the case may be, having been granted thereunder. Except as set forth on Schedule 3.2(b) or as contemplated by this Agreement, at the date hereof there are, and immediately following the Closing there will be (a) no outstanding options, warrants, agreements, conversion rights, preemptive rights or other rights to subscribe for, purchase or acquire any issued or unissued shares of capital stock of the Company and (b) except as may arise pursuant to the provisions of any Document, no restrictions upon the voting or transfer of any shares of capital stock of the Company pursuant to its Charter, Bylaws or other governing documents or any agreement or other instruments to which it is a party or by which it is bound. Subsidiaries.

            Section 3.3 Subsidiaries.

                  (a) Schedule 3.3 sets forth (i) each Subsidiary of the Company, (ii) the percentage of the fully diluted capital stock of each such Subsidiary owned, directly or indirectly, by the Company and (iii) a list of any stockholders agreement, voting rights agreement, joint venture agreement or similar instrument governing the relationship between a Subsidiary and the Company.

                  (b) Each Subsidiary is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted. Each Subsidiary is duly qualified to do business as a foreign corporation in every jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to so qualify could not, individually or in the aggregate, or together with such failure of the Company referred to in Section 3.1 above, reasonably be expected to have a Material Adverse Effect.

                  (c) The outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth on Schedule 3.3, (i) all of the shares of each Subsidiary are owned of record and beneficially, directly or indirectly, by the Company, free and clear of all Liens and (ii) there are no outstanding options, warrants, agreements, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any issued or unissued shares of capital stock of any Subsidiary.

            Section 3.4 Authorization; Enforceability The Company has the corporate power to execute, deliver and perform its obligations under each of the Documents and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of the Documents and to consummate the transactions contemplated hereby and thereby. No other corporate proceedings on the part of the Company are necessary therefor. The Company has duly executed and delivered this Agreement. This Agreement constitutes, and each of the other Documents, when executed and delivered by the Company and, assuming due execution by the other parties hereto and thereto, will constitute legal, valid and binding obligations of the Company enforceable against it in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

            Section 3.5 No Violation; Consents.

                  (a) The execution, delivery and performance by the Company of each of the Documents and the consummation of the transactions contemplated hereby and thereby does not and will not contravene any Applicable Law, assuming the accuracy of the Purchasers' representations in Section 4.1(d) hereof and compliance by the Purchasers with the requirements of the Exchange Act, except where such contraventions could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The execution, delivery and performance by the Company of each of the Documents and the consummation of the transactions contemplated hereby and thereby (i) will not
(x) violate, result in a breach of or constitute (with due notice or lapse of time or both) a default under any contract, lease, loan agreement, Benefit Plan, mortgage, security agreement, trust indenture or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them is bound or to which any of their properties or assets is subject or (y) result in the creation or imposition of any Lien (other than a Permitted Lien) upon any of the properties or assets of any of them except, with respect to clauses (x) and
(y), where the failure to satisfy the foregoing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (z) permit or cause the acceleration of the maturity of any debt or obligation of the Company or any Subsidiaries in an amount exceeding, in the aggregate, $50,000, and (ii) will not violate any provision of the Charter or the Bylaws of the Company or any Subsidiaries.

                  (b) Except as set forth on Schedule 3.5(b), no consent, authorization or order of, or filing or registration with, any Governmental Authority or other person is required to be obtained or made by the Company or any Subsidiary for the execution, delivery and performance of any of the Documents, or the consummation of any of the transactions contemplated hereby or thereby, except where the failure to obtain such consents, authorizations or orders, or make such filings or registrations, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            Section 3.6 Litigation. Except as set forth on Schedule 3.6, to the Company's Knowledge there are no pending or threatened claims, actions, suits, labor disputes, grievances, administrative or arbitration or other proceedings or investigations against the Company, any Subsidiary or their respective assets or properties before or by any Governmental Authority or before any arbitrator that would, individually or in the aggregate, have a Material Adverse Effect if determined adversely to the Company. None of the transactions contemplated by any of the Documents is restrained or enjoined (either temporarily, preliminarily or permanently), and no material adverse conditions have been imposed thereon by any Governmental Authority or arbitrator. None of the Company, any Subsidiary or any of their respective assets or properties, is subject to any order, writ, judgment, award, injunction or decree of any Governmental Authority or arbitrator, that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            Section 3.7 Registration and Listing of Common Stock.

                  (a) The Company has registered its Common Stock pursuant to
Section 12(b) or 12(g) of the Exchange Act and the Common Stock is currently listed or quoted on the Nasdaq National Market. Except as otherwise set forth on
Schedule 3.7(a), as of the date hereof, the Company has maintained all requirements for the continued listing or quotation of its Common Stock on the Nasdaq National Market and has not received any notification that such requirements are not satisfied.

                  (b) The Company is eligible to file a registration statement on Form S-3 under the Securities Act for resales of Shares by the Purchasers. To the Company's Knowledge, no event has occurred and no condition, circumstance or development exists, whether individually or in the aggregate, which could reasonably be expected to cause the Company to be ineligible to file a registration statement on Form S-3 for such transactions.

            Section 3.8. SEC Documents; Financial Statements.

                  (a) Since December 31, 1999, the Company has filed all forms, reports and documents with the Commission (including all exhibits thereto) required under the Securities Act or the Exchange Act or the rules and regulations promulgated thereunder (collectively, the "SEC Documents"), each of which complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act as in effect on the dates so filed. The Company has heretofore made available to the Purchasers copies of each of the SEC Documents and any Form 3, 4 or 5 relating to the Company that was filed by, or made available to, the Company.

                  (b) The financial statements contained in the SEC Documents:
(i) comply as to form in all material respects with the published rules and regulations of the Commission applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-Q of the Commission, and except that unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end audit adjustments; and (iii) fairly present the consolidated financial position of the Company as of the respective dates thereof and the consolidated results of operations and cash flows of the Company for the periods covered thereby.

                  (c) The unaudited balance sheet and income statement of the Company as at and for the year ended December 31, 2000 which the Company has provided to the Purchasers: (i) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered, except that such statements need not include notes or supplemental schedules and (ii) fairly present in all material respects the consolidated financial position of the Company as of the date thereof and the consolidated results of operations and cash flows of the Company for the periods covered therein.

                  (d) No representation, warranty or statement of the Company contained in any document (including the SEC Documents (as of their respective filing dates and when read together with all exhibits included therein and financial statement schedules thereto and documents (other than exhibits) incorporated by reference therein)), certificate or written statement furnished or made available to the Purchasers by or at the direction of the Company for use in connection with the transactions contemplated by this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made.

            Section 3.9. Change in Condition.

                  (a) Since December 31, 2000, there has been no material adverse change in the business, operations, properties, or condition (financial or other) of the Company or any Subsidiary, whether or not arising in the ordinary course of business.

                  (b) To the Company's Knowledge, there is no event, condition, circumstance or development which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            Section 3.10. Employee Benefit Plans and Labor Matters.

                  (a) For purposes of this Agreement:

                  (i) "Benefit Plan" means any employee benefit plan,
            arrangement, policy or commitment, including, without limitation, any employment, consulting, severance or deferred compensation agreement, executive compensation, bonus, incentive, pension, profit-sharing, savings, retirement, stock option, stock purchase or severance pay plan, life, health, disability or accidental death and dismemberment insurance plan, any holiday and vacation practice or any other employee benefit plan, within the meaning of section 3(3) of ERISA, whether formal or informal, that is maintained, administered or contributed to or was maintained, administered or contributed to at any time by the Company or any of its ERISA Affiliates for the benefit of any employee, former employee, consultant, officer or director of the Company or any ERISA Affiliate;

                  (ii) "Code" means the Internal Revenue Code of 1986, as
            amended;

                  (iii) "Employee" means any individual employed by the Company or any of its ERISA Affiliates;

                  (iv) "IRS" means the United States Internal Revenue Service;
            and

                  (v) "PBGC" means the Pension Benefit Guaranty Corporation.

                  (b) Schedule 3.10(b) lists all Benefit Plans except that, with respect to any severance pay plan that is a Benefit Plan, Schedule 3.10(b) shall specifically identify the material provisions thereof and the Company's aggregate payment obligations thereunder. With respect to each such plan, the Company has delivered or made available to the Purchasers correct and complete copies of (i) all plan texts and agreements and related trust or other funding arrangements (including all amendments thereto); (ii) all summary plan descriptions and material employee communications; (iii) the annual report (including all schedules thereto) if required under ERISA or other Applicable Law, for the most recently completed plan year; (iv) the most recent annual audited financial statement; (v) if the plan is intended to qualify under Code section 401(a) or 403(a), the most recent determination letter, if any, received from the IRS; and (vi) all material communications with any Governmental Authority (including, without limitation, the PBGC and the IRS).

                  (c) There are no Benefit Plans that (i) are subject to any liability under Code section 412, ERISA section 302 or Title IV of ERISA and no condition exists that presents a material risk to the Company or any ERISA Affiliate of incurring such liability; (ii) are intended to qualify under Code section 401(a) or 403(a) (other than a 401(k) plan); or (iii) provide benefits to current or former Employees beyond their retirement or other termination of service (other than coverage mandated by Code section 4980B and Part 6 of Title I of ERISA), or are self-insured "multiple employer welfare arrangements," as such term is defined in section 3(40) of ERISA.

                  (d) Except as set forth on Schedule 3.10(d), each Benefit Plan conforms in all material respects to, and its administration is in all material respects in compliance with, its terms and all Applicable Law, including but not limited to ERISA and the Code, except where the failure thereof could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (e) The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former Employee or officer of the Company or any ERISA Affiliate to severance pay, unemployment compensation or any similar payment; or (ii) accelerate the time of payment or vesting of any right or privilege, or increase the amount of any compensation due to, any current or former Employee or officer.

                  (f) No Benefit Plan is a "multiple employer plan" or a "multiemployer plan" within the meaning of the Code or ERISA.

                  (g) In the six years preceding the date hereof, (i) no Benefit Plan that is or was subject to Title IV of ERISA has been terminated; (ii) no reportable event within the meaning of section 4043 of ERISA has occurred; (iii) no filing of a notice of intent to terminate such a Benefit Plan has been made;
(iv) the PBGC has not initiated any proceeding to terminate any such Benefit Plan and no condition exists that presents a material risk that such proceeding will be initiated; and (v) no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to such a Benefit Plan.

                  (h) Except as set forth on Schedule 3.10(h), neither the Company nor any of its Subsidiaries has any existing arrangement with any of its Employees providing for an excise tax gross up in respect of any excise taxes imposed by section 4999 of the Code.

                  (i) Except as set forth on Schedule 3.10(i), none of the Company, any Subsidiary nor any ERISA Affiliate has any commitment or formal plan, to create any additional employee benefit plan or modify or change any existing Benefit Plan that would affect any Employee or former Employee and materially increase such entity's benefits costs.

                  (j) Except as set forth on Schedule 3.10(j), all contributions (including all employer contributions and employee salary reduction contributions) required to be made to any Benefit Plan by applicable law or regulation or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Benefit Plan, have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the financial statements, except where the failure thereof could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Benefit Plan that is an employee welfare benefit plan under Section 3(1) of ERISA is either (i) funded through an insurance company contract and is not a "welfare benefit fund" with the meaning of Section 419 of the Code or (ii) unfunded.

                  (k) Except as set forth on Schedule 3.10(k), except where the failure thereof could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

                  (i) there is no labor strike, dispute, slowdown, stoppage or lockout actually pending, threatened against or affecting the Company or any of its Subsidiaries and during the past five years there has not been any such action;

                  (ii) there are no union claims to represent the employees of the Company or any of its Subsidiaries;

                  (iii) the Company is not a party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of the Company;

                  (iv) the employees of the Company are not represented by any labor organization and the Company does not have any Knowledge of any current union organizing activities among the employees of the Company, nor does any question concerning representation exist concerning such employees;

                  (v) true, correct and complete copies of all written personnel policies, rules and procedures applicable to employees of the Company have heretofore been delivered to the Purchasers;

                  (vi) the Company is, and has at all times been, in material compliance with all Applicable Laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, and is not engaged in any unfair labor practices as defined in the National Labor Relations Act or other Applicable Law, ordinance or regulation;

                  (vii) there is no unfair labor practice charge or complaint against the Company pending or, to the Knowledge of the Company, threatened before the National Labor Relations Board or any similar state or foreign agency;

                  (viii) there is no grievance or arbitration proceeding arising out of any collective bargaining agreement or other grievance procedure relating to the Company;

                  (ix) no charges with respect to or relating to the Company are pending before the Equal Employment Opportunity Commission or any other agency responsible for the prevention of unlawful employment practices;

                  (x) no federal, state, local or foreign agency responsible for the enforcement of labor or employment laws intends to conduct an investigation with respect to or relating to the Company and no such investigation is in progress;

                  (xi) except as set forth on Schedule 3.10(k)(xi)(A), there are no complaints, controversies, lawsuits or other proceedings pending or any applicant for employment or classes of the foregoing alleging breach of any express or implied contract or employment, any law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship. Except as set forth in Schedule 3.10(k)(xi)(B), there are no employment contracts or severance agreements with any employees of the Company other than individual contracts or agreements providing for total payments of less than $100,000 each. The execution of this Agreement and the consummation of the transactions contemplated hereby shall not result in a breach or other violation of any collective bargaining agreement to which the Company is a party; and

                  (xii) since the enactment of the WARN Act, the Company has not effectuated (i) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company, or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of the Company; nor has the Company been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local law. Except as set forth in Schedule 3.10(k)(xii), none of the employees of the Company has suffered an "employment loss" (as defined in the WARN Act) with regard to their employment with the Company since December 31, 1999.

            Section 3.11. Properties. The Company and its Subsidiaries have good and marketable title, free and clear of all liens, encumbrances or claims to all of its personal property, except where such liens, encumbrances and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and the Company and its Subsidiaries have valid and enforceable leases to all of the real and personal property described in the SEC Documents as under lease to it except where such invalidity or unenforceability of such leasehold interests could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            Section 3.12. Compliance with Law. To the Company's Knowledge, the operations of the Company have been conducted in accordance with all Applicable Laws, except for violations or failures so to comply, if any, that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has not received notice of any violation of or noncompliance with any Applicable Laws except for notices of violations or failures so to comply, if any, that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            Section 3.13 Tax Matters. Except as set forth in Schedule 3.13:

                  (a) The Company and each of its Subsidiaries have duly and properly filed, or will duly and properly file, on a timely basis, all material Tax Returns which were or will be required to be filed by any of them for all periods ending on or before the Closing Date. All such Tax Returns of the Company or any of its Subsidiaries were (or will be) true, correct and complete in all material respects when filed. The Company and each of its Subsidiaries have timely paid all material Taxes required to be paid by any of them for periods ending on or before the Closing Date, or with respect to any period that ends after the Closing Date, the portion of such period up to and including the Closing Date, other than those Taxes being contested in good faith, for which an adequate reserve has been established in the Financial Statements in accordance with GAAP.

                  (b) All material Taxes that the Company or any of its Subsidiaries is or was required by law to withhold or collect through the Closing Date have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Authority. There are no Liens with respect to Taxes upon any of the properties or assets, real or personal, tangible or intangible, of the Company or any of its Subsidiaries except for statutory liens for Taxes not yet due and payable.

                  (c) Neither the Company nor any of its Subsidiaries is currently the beneficiary of any waiver or extension with respect to any Taxes or Tax Return, no Tax deficiency has been asserted, no Tax Return of the Company or any of its Subsidiaries is or has been currently under audit or examination by any Governmental Authority and no such audit or examination is pending or has been prepared. No issue has been raised in any audit or examination of any Tax Return by any Governmental Authority that, if raised with respect to any period not so audited or examined, could be expected to result in a proposed deficiency.

                  (d) Neither the Company nor any of its Subsidiaries is party to, bound by or has an obligation under, any Tax allocation, Tax indemnity, or Tax sharing agreement or similar contract arrangement. Neither the Company nor any of its Subsidiaries (i) has been a member of an affiliated group filing a consolidated, combined or unitary Tax Return (other than a group the common parent of which was the Company) or (ii) has any liability for the Taxes of any person (other than the Company and its Subsidiaries) under Treasury Regulation section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, agreement to indemnify or otherwise. Neither the Company nor any of its Subsidiaries has any obligation by contract, agreement, arrangement or otherwise to permit any person, other than the Company and its Subsidiaries, to use the benefit of a refund, credit or offset of Tax of any of the Company or any of its Subsidiaries.

                  (e) No material claim has ever been made by a Tax authority in a jurisdiction where the Company or any of its Subsidiaries does not file a Tax Return that the Company or any Subsidiary is or may be subject to taxation by that jurisdiction.

                  (f) Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of section 897(c)(2) of the Code during the five year period preceding the Closing Date.

                  (g) Neither the Company nor any of its Subsidiaries has filed (or will file prior to the Closing) a consent under section 341(f) of the Code.

            Section 3.14. No Real Property; Environmental Matters.

                  (a) Neither the Company nor any of its Subsidiaries owns any real property.

                  (b) Neither the Company nor any of its Subsidiaries has undertaken any actions or activities, nor, to the Company's Knowledge, are there any circumstances or conditions at or arising from any property leased by the Company or any of its Subsidiaries that, in either case, could reasonably be expected to form the basis of an Environmental Claim against the Company or its Subsidiaries or, to the Company's Knowledge, against any person or entity whose liability for any Environmental Claim either the Company or its Subsidiaries has retained or assumed either contractually or by operation of law.

                  (c) Without in any way limiting the generality of the foregoing, there are no on-site or off-site locations where the Company or any of its Subsidiaries has (previously or currently) stored, disposed or arranged for the disposal of Materials of Environmental Concern in any manner or at levels or in quantities that could reasonably be expected to give rise to an Environmental Claim that would have a Material Adverse Effect.

            Section 3.15. Enforceability of Contracts; Material Contracts. Except as set forth on Schedule 3.15, there are no individual contracts material to the business, operations, properties or financial condition of the Company and its Subsidiaries, taken as a whole (collectively, the "Commitments"). Neither the Company nor any of its Subsidiaries is in default in respect of any Commitment, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default, except for any such defaults that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No other party to any of the Commitments is in default in respect thereof, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default, except for any such defaults that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            Section 3.16. Books and Records. The minute books and other similar records of the Company and its Subsidiaries have been made available to the Purchasers prior to the execution of this Agreement and contain a true and complete record, in all material respects, of all actions taken at all meetings and by all written consents in lieu of meetings of the stockholders, the Boards of Directors and the committees of the Boards of Directors of the Company and its Subsidiaries.

            Section 3.17. Brokers. Neither the Company nor any of its Subsidiaries or their respective agents and representatives has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees, agents' commissions, investment banking fees, or other similar payment in connection with this Agreement.

            Section 3.18 Working Capital. Schedule 3.18 hereto identifies, as of December 31, 2000, all of the Company's "cash and cash equivalents", as determined in accordance with GAAP, that are not subject to any Lien.

            Section 3.19 Outstanding Indebtedness; Liens.

                  (a) Schedule 3.19(a) sets forth and identifies in reasonable detail all individual items of outstanding short-term and long-term Indebtedness of the Company and each of its Subsidiaries in excess of $50,000 incurred after or otherwise not listed on the audited financial statements of the Company as at and for the year ended December 31, 2000 received by the Purchasers, including all notes issued by the Company or its Subsidiaries to finance the acquisition of real or personal property, prior to and after giving effect to the transactions contemplated by this Agreement.

                  (b) Except as set forth on Schedule 3.19(b), there are no Liens outstanding on the date hereof and there will be no Liens outstanding as of the Closing on any property or asset of the Company or any of its Subsidiaries.

            Section 3.20 Related-Party Transactions.

                  (a) No employee, officer, stockholder, director or consultant of the Company or member of his or her immediate family (defined as parents, spouse, siblings or lineal descendents) is indebted to the Company, and the Company is not indebted (or committed to make any loans or extend or guarantee any credit) to any of them in an amount greater than $100,000;

                  (b) To the Knowledge of the Company, no employee, officer, stockholder, director or consultant of the Company has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except stock ownership by employees, officers, stockholders or directors of the Company and members of their immediate families in publicly traded companies; and

                  (c) No officer, stockholder or director or any member of their immediate families is, directly or indirectly, interested in any contract (other than the Documents) with the Company.

                  (d) Except for the Documents or as set forth on Schedule 3.20(d), the Company has not entered into any side letters, agreements or other arrangements with any existing or prospective stockholder.

            Section 3.21 Offering Exemption. Assuming the truth and accuracy of each Purchasers' representations and warranties contained in Section 4, the offer and sale of the Shares as contemplated hereby and the issuance and delivery to the Purchasers of the Shares are exempt from registration under the Securities Act and under applicable state securities and "blue sky" laws, as currently in effect.

            Section 3.22 Company Status. The Company is not (i) a "public utility holding company" or a "holding company" as defined in the Public Utility Holding Company Act of 1935, as amended, (ii) a "public utility" as defined in the Federal Power Act, as amended, or (iii) an "investment company" as defined in the Investment Company Act of 1940, as amended.

            Section 3.23 Insurance. The Company and its Subsidiaries, taken as a whole, carries insurance (the "Company Insurance") with insurers that are, to the Knowledge of the Company, solvent, in amount and types of coverage that are, in the Company's judgment, reasonable for the business, assets and potential liabilities of the Company. Schedule 3.23 sets forth a complete list of all currently effective insurance policies, binders of insurance or programs of self insurance which relate to the Company, its business and the assets or properties owned or leased by the Company. Except as set forth on Schedule 3.23, no material claims have been asserted under any of such insurance policies relating to the properties, assets or operations of the Company or any of its Subsidiaries. Except as set forth on Schedule 3.23, coverage under such insurance policies has not been denied with respect to any of the material claims referred to in the preceding sentence, and no party providing the Company Insurance has notified the Company that it intends to deny coverage for such material claims.

            Section 3.24 Proprietary Rights.

                  (a) For purposes of this Section 3.24, "Intellectual Property" shall mean, collectively: (x) all U.S. and non-U.S. registered, unregistered and pending (i) trade names, trade dress, trademarks, service marks, assumed names, business names and logos, internet domain names and URLs and all registrations and applications therefor, (ii) copyrights (including without limitation those relating to computer software), and all registrations and applications therefor,
(iii) utility and design patents, registered designs and invention disclosures, and all grants, registrations and applications therefor; and (y) all (i) computer software, data files, source and object codes, tools, user interfaces, manuals and other specifications and documentation and all know-how relating thereto, (ii) trade secrets, inventions, processes, formulae, know-how, concepts, ideas, research and development, designs, business plans, strategies, marketing and other information and customer lists, (iii) web sites and web pages and related items, and all intellectual property and proprietary rights incorporated therein, and (iv) other intellectual property and proprietary rights, including without limitation rights of publicity and privacy and moral rights.

                  (b) The Company or Priceline.com LLC is listed in the records of the United States Patent and Trademark Office ("PTO") as the sole assignee of record of each of the patents and applications listed on Schedule 3.24(b) (the "Domestic Patents and Applications"). In the instances in which Priceline.com LLC is listed as the assignee of record, the Company has taken reasonable efforts to record the change of name from Priceline.com LLC to priceline.com Incorporated.

                  (c) The Company or Priceline.com LLC is listed in the records of the PTO as the sole assignee of record of each of the trademarks and applications listed on Schedule 3.24(c) (the "Domestic Trademarks and Applications"). In the instances in which Priceline.com LLC is listed as the assignee of record, the Company has taken reasonable efforts to record the change of name from Priceline.com LLC to priceline.com Incorporated.

                  (d) The Company or Priceline.com LLC is listed in the records of the appropriate foreign patent offices as the sole assignee of record of each of the foreign patents and applications listed on Schedule 3.24(d) (the "Foreign Patents and Applications"). In the instances in which Priceline.com LLC is listed as the assignee of record, the Company has taken reasonable efforts to record the change of name from Priceline.com LLC to priceline.com Incorporated.

                  (e) The Company or Priceline.com LLC is listed in the records of the appropriate foreign patent offices as the sole assignee of record of each of the foreign trademarks and applications listed on Schedule 3.24(e) (the "Foreign Trademarks and Applications"). In the instances in which Priceline.com LLC is listed as the assignee of record, the Company has taken reasonable efforts to record the change of name from Priceline.com LLC to priceline.com Incorporated.

                  (f) To the Company's Knowledge, there is no reason to believe that the Domestic Patents and Applications and Foreign Patents and Applications will not eventuate in issued patents, or that any patents issued in respect of any such Applications will not be valid or will not afford the Company reasonable patent protection relative to the subject matter thereof.

                  (g) To the Company's Knowledge, all pertinent prior art references known to the Company or its counsel during the prosecution of the Domestic Patents and Applications were disclosed to the PTO and, to the Company's Knowledge, neither such counsel nor the Company made any misrepresentation to, or concealed any material fact from, the PTO during such prosecution.

                  (h) To the Company's Knowledge, the Company is not infringing or otherwise violating any Intellectual Property of any persons. Except as set forth on Schedule 3.6 to this Agreement, the Company has not received any notice, nor have there been any proceedings, claims or actions instituted or threatened alleging that the Company has infringed or otherwise violated the Intellectual Property rights of any person.

                  (i) To the Company's Knowledge, all of the Intellectual Property used in the conduct of the business as conducted by the Company is valid and enforceable.

                  (j) To the Company's Knowledge, the Company owns or possesses sufficient licenses or other rights to conduct the business now being conducted by the Company.

                  (k) To the Company's Knowledge, no person is infringing or otherwise violating any Intellectual Property rights of the Company.

                  (l) The Company and each of its Subsidiaries have taken all actions which are reasonably necessary or advisable in order to protect the Company Property in a manner consistent with prudent commercial practice in the e-commerce and internet travel industries.

            Section 3.25 Directed Selling Efforts. The Company has not made any "directed selling efforts", as such term is defined in Rule 902(c) of Regulation S under the Securities Act, in connection with the sale of the Shares.

            Section 3.26 No Integrated Offering. Neither the Company, nor any of its Subsidiaries, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require the registration of the Shares under the Securities Act.

                                   ARTICLE IV.

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

            Each of the Purchasers hereby represents and warrants, each as to itself only and each severally and not jointly, to the Company as follows:

            Section 4.1 Organization and Standing; Authorization;
Enforceability; No Violations; Non-Affiliates.

                  (a) FEL and PPG are each duly incorporated, validly existing and in good standing under the laws of the British Virgin Islands, and each Purchaser has all requisite corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted.

                  (b) The Purchaser has the corporate power to execute, deliver and perform its obligations under each of the Documents and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of the Documents and to consummate the transactions contemplated hereby and thereby. No other corporate proceedings on the part of such Purchaser are necessary therefor.

                  (c) The Purchaser has duly executed and delivered this Agreement and, at the Closing, will have duly executed and delivered the other Documents to which it is a party. This Agreement constitutes, and each of the other Documents to which the Purchaser is a party, when executed and delivered by the Purchaser and, assuming the due execution by the other parties hereto and thereto, will constitute legal, valid and binding obligations of the Purchaser, enforceable against it in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  (d) For purposes of the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, and the rules promulgated thereunder, FEL and PPG are not "affiliates" (as defined therein) of each other and the purchase of the Shares by the Purchasers would not be aggregated.

            Section 4.2 Consents. No consent, authorization or order of, or filing or registration with, any Governmental Authority or other person is required to be obtained or made by the Purchaser for the execution, delivery and performance by the Purchaser of this Agreement or any of the other Documents or the consummation by the Purchaser of any of the transactions contemplated hereby or thereby other than those required for the Closing that will have been made or obtained on or prior to the Closing Date.

            Section 4.3 Private Placement.

                  (a) The Purchaser understands that the offering and sale of the Shares by the Company to the Purchaser is intended to be exempt from registration under the Securities Act pursuant to Regulation S thereunder.

                  (b) The Purchaser is not a "U.S. person" as such term is defined in Rule 902(k) of Regulation S under the Securities Act.

                  (c) The Purchaser is entering into this Agreement outside the "United States" as such term is defined in Rule 902(l) of Regulation S under the Securities Act.

                  (d) The Purchaser acknowledges that the Company and, for purposes of the opinions to be delivered to the Purchaser pursuant to Section 7.2(k) hereof, Cravath, Swaine & Moore will rely, in part, on the accuracy and truth of its representations in this Section 4.3, and the Purchaser hereby consents to such reliance.

                  (e) The Purchaser acknowledges that, in accordance with Rule 903(b)((iii) of Regulation S under the Securities Act, "offering restrictions" (as defined in Rule 902(g) of Regulation S under the Securities Act) shall apply to the Purchaser, with the result that for a period of one year following the Closing, the Shares cannot be sold in the "United States" to a "U.S. person" unless pursuant to registration under the Securities Act or pursuant to an available exemption from registration.

                  Section 4.4 Directed Selling Efforts. The Purchaser has not made any "directed selling efforts", as such term is defined in Rule 902(c) of Regulation S under the Securities Act in connection with the sale of the Shares.

                                   ARTICLE V.

                            COVENANTS OF THE COMPANY

            Section 5.1 Access to Books and Records. Upon reasonable notice, the Company shall afford, and shall cause each of its Subsidiaries to afford, to the Purchasers and their accountants, counsel and representatives full access to all the Company's and its Subsidiaries' properties, books, contracts, commitments and records (including, but not limited to, Tax Returns), and to discuss its affairs, finances and accounts with the Company's officers and its independent auditors, all at such reasonable times during normal business hours and as often as such person may reasonably request.

            Section 5.2 Agreement to Take Necessary and Desirable Actions. The Company shall execute and deliver the Documents and such other documents, certificates, agreements and other writings and take such other actions as may be necessary, desirable or reasonably requested by the Purchasers in order to consummate or implement as expeditiously as practicable the transactions contemplated hereby.

            Section 5.3 Representation on the Board of Directors.

                  (a) The Company shall use commercially reasonable efforts to cause to be elected to the Company's Board of Directors, effective as of the Closing, one person (the "FEL Director") designated by FEL who is an Eligible Person. "Eligible Person" means an individual (i) who is reasonably acceptable to the Company's Board of Directors, (ii) whose election to the Company's Board of Directors would not, in the opinion of counsel for the Company, violate or be in conflict with, or result in any material limitation on the ownership or operation of any business or assets of the Company or any of its Subsidiaries under, any Applicable Law and (iii) who has agreed in writing with the Company to comply with Section 6.4 and to resign as a director of the Company if requested to do so pursuant to this Section 5.3. With respect to each meeting of stockholders of the Company at which the FEL Director comes up for reelection, the Company shall use reasonable efforts to cause the FEL Director (or another Eligible Person designated by FEL) to be included in the list of candidates recommended by the Company's Board of Directors for election to the Company's Board of Directors. Upon the resignation, removal or death of any FEL Director on the Company's Board of Directors, the Company shall use reasonable efforts to have the vacancy thereby created filled with an Eligible Person designated by FEL.

                  (b) Upon either (i) FEL and any of its Affiliates ceasing to own beneficially at least seventy percent (70%) of the Shares purchased by FEL pursuant hereto, unless after such dispositions PPG, FEL and any of their Affiliates shall continue to collectively own beneficially at least five percent (5%) of the Company's outstanding voting securities, (ii) the violation in any material respect of this Article V by either FEL or (iii) 30 days' prior written notice of termination from FEL, FEL shall no longer be entitled to designate for election to the Company's Board of Directors a representative pursuant to this
Section 5.3. At such time, if requested by the Company, the designee of FEL shall resign from the Company's Board of Directors.

                  (c) Upon the FEL Director ceasing to be an Eligible Person, such designee shall, if requested by the Company, resign from the Company's Board of Directors.

                  (d) Without in any way limiting the foregoing clauses (a) through (d), the Company hereby agrees that in the event that the FEL Director is not elected to the Company's Board of Directors, FEL, PPG or their respective Permitted Transferees, if there shall be any, shall have the ability to appoint a representative (a "Board Representative") to attend all meetings of the Company's Board of Directors or any committee thereof, and such Board Representative shall be provided with notices of all meetings of the Company's Board of Directors, as well as copies of minutes, resolutions and other instruments of, or communications to, the Board of Directors; provided that neither FEL, PPG, nor their Permitted Transferees, nor the Board Representative shall have any duties, responsibilities or liability by virtue of attendance at such meetings or the failure to attend the same; provided further, this Section 5.3(d) shall not be applicable at any time when FEL shall not be entitled to designate a nominee for election as director as a result of the provisions of
Section 5.3(b).

            Section 5.4 Compliance with Conditions; Commercially Reasonable Efforts. The Company shall use all commercially reasonable efforts to cause all of the obligations imposed upon it in this Agreement to be duly complied with and to cause all conditions precedent to the obligations of the Company and the Purchasers to be satisfied. Upon the terms and subject to the conditions of this Agreement, the Company shall use all commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with Applicable Law to consummate and make effective in the most expeditious manner practicable the transactions contemplated hereby.

            Section 5.5 Consents and Approvals. The Company shall (a) use its commercially reasonable efforts to obtain all necessary consents, waivers, authorizations and approvals of all Governmental Authorities and of all other persons, firms or corporations required in connection with the execution, delivery and performance by them of this Agreement, any other Document or any of the transactions contemplated hereby or thereby, and (b) diligently assist and cooperate with the Purchasers in preparing and filing all documents required to be submitted by the Purchasers to any Governmental Authority in connection with such transactions and in obtaining any governmental consents, waivers, authorizations or approvals which may be required to be obtained by the Purchasers in connection with such transactions (which assistance and cooperation shall include, without limitation, timely furnishing to the Purchasers all information concerning the Company and its Subsidiaries that counsel to the Purchasers reasonably determines is required to be included in such documents or would be helpful in obtaining any such required consent, waiver, authorization or approval).

            Section 5.6 Taxes. The Company and each of its Subsidiaries shall prepare and timely file or cause to be prepared and timely filed in a manner consistent with past practice, all material federal, state, local, foreign and other Tax Returns required to be filed by them and shall timely pay all material Taxes due, whether or not shown (or required to be shown) on a Tax Return, including, without limitation, all Taxes which it may be obligated to withhold from amounts owing to employees, creditors and third parties, except for any Taxes which the Company or any of its Subsidiaries shall contest in good faith and for which adequate reserves (without regard to deferred Tax assets and liabilities) shall be established on the financial statements of the Company or any such Subsidiary.

            Section 5.7 Use of Proceeds. The Company shall use the proceeds from the sale of Shares hereunder for general corporate purposes.

            Section 5.8 Director and Officer Insurance. The Company has provided and will maintain, and the Purchasers have received copies of current and effective liability insurance policies, which provide coverage for the directors and officers of the Company with respect to any liabilities reasonably incurred in connection with their services for or on behalf of the Company.

                                   ARTICLE VI.

                           COVENANTS OF EACH PURCHASER

            Section 6.1 Agreement to Take Necessary and Desirable Actions. The Purchaser shall execute and deliver each of the Documents to which it is a party and such other documents, certificates, agreements and other writings and take such other actions as may be necessary, desirable or reasonably requested by the Company in order to consummate or implement as expeditiously as practicable the transactions contemplated hereby.

            Section 6.2 Compliance with Conditions; Commercially Reasonable Efforts. The Purchaser shall use all commercially reasonable efforts to cause all of the obligations imposed upon it in this Agreement to be duly complied with and to cause all conditions precedent to the obligations of the Company and the Purchasers to be satisfied. Upon the terms and subject to the conditions of this Agreement, the Purchaser shall use all commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with Applicable Law to consummate and make effective in the most expeditious manner practicable the transactions contemplated hereby.

            Section 6.3 Confidential Information. The Purchaser acknowledges that the information being provided under Section 5.1, 5.3 or otherwise may be material non-public information and the Purchaser hereby covenants and agrees not to trade on the basis of such material non-public information and to keep, and cause its representatives to keep, confidential any information identified by the Company as confidential, in a writing delivered to the Purchaser unless
(a) such information becomes generally available to the public (other than as a result of a breach of this provision by the Purchaser), (b) such information was available to the Purchaser on a non-confidential basis from a source (other than the Company or its representatives) that, to the Purchaser's Knowledge, is not and was not prohibited from disclosing such information to the Purchaser by a contractual, legal or fiduciary obligation or (c) the Purchaser is required by law to disclose such information; provided, that in an event specified in clause
(c), the Purchaser shall provide the Company with prompt prior written notice of such required disclosure, the Purchaser shall disclose only that portion of the confidential information that the Purchaser is advised by counsel is legally required, where the timing and circumstances so permit, prior to any disclosure the Purchaser shall provide the Company with an opportunity to seek a protective order or other appropriate remedy, and the Purchaser shall exercise reasonable efforts to obtain assurance that confidential treatment will be accorded such information. The Purchaser agrees that it will comply, and will cause its representatives to comply, with all U.S. securities laws applicable to the receipt of material non-public information and restrictions on trading in securities when in possession of such information. The Purchaser agrees not to use any confidential information in violation of any law.

            Section 6.4 Standstill. Each Purchaser shall not (and shall cause its Affiliates not to), without the prior written consent of the Company's Board of Directors:

                  (a) acquire, announce an intention to acquire offer or propose to acquire or agree to acquire, directly or indirectly any voting securities of the Company as a result of which acquisition the Purchasers (and their Permitted Transferees), collectively, would beneficially own more than 25% of the voting securities of the Company, other than acquisitions by way of share dividends or other distributions pro rata to holders of such voting securities;

                  (b) propose that the Purchaser or any Affiliate of the Purchaser enter into, directly or indirectly, any merger or other business combination involving the Company or propose to purchase, directly or indirectly, a material portion of the assets of the Company or any of its Subsidiaries;

                  (c) make, or in any way participate in, directly or indirectly, any "solicitation" of "proxies" (as such terms are used in Regulation 14A promulgated under the Exchange Act) to vote or consent with respect to any voting securities of the Company (whether or not such solicitation is subject to regulation under Regulation 14A promulgated under the Exchange Act);

                  (d) form, join or participate in or encourage the, formation of a "group" with any person (within the meaning of Section 13(d)(3) of the Exchange Act) other than the Purchaser's Affiliates, the other Purchaser and such other Purchaser's Affiliates, with respect to the filing of reports under the Exchange Act that aggregate the ownership of the Purchasers (or the Purchaser's Affiliates, as applicable), solely as a result of the application of the provisions of this Agreement;

                  (e) deposit any voting securities of the Company into a voting trust or subject any such voting securities to any arrangement or agreement with respect to the voting or disposition thereof;

                  (f) initiate, propose or otherwise solicit stockholders of the Company for the approval of one or more stockholder proposals with respect to the Company as described in Rule 14a-8 under the Exchange Act, or induce or attempt to induce any other person to initiate any such stockholder proposal with respect to the Company;

                  (g) except in accordance with Section 5.3, seek election to or seek to place a representative on the Company's Board of Directors or seek the removal of any member of the Company's Board of Directors;

                  (h) (i) solicit, seek to effect, negotiate with or provide non-public information to any other person with respect to, (ii) make any statement or proposal, whether written or oral, to the Company's Board of Directors or any director or officer of the Company with respect to, or (iii) otherwise make any public announcement or proposal whatsoever with respect to, any form of business combination transaction (with any person) involving a change of control of the Company or the acquisition of a substantial portion of the equity securities or assets of the Company or any of its Subsidiaries, including a merger, consolidation, tender offer, exchange offer or liquidation of the Company's assets, or any restructuring, recapitalization or similar transaction with respect to the Company or any of its Subsidiaries; provided, however, that the foregoing shall not (A) apply to discussions between or among the Purchaser, its Affiliates or any of their employees, agents or representatives or (B) in the case of clause (ii) above, limit the ability of any designee of the Purchaser on the Company's Board of Directors to make any such statement or proposal or to discuss any such proposal with any officer or director of or advisor to the Company or advisor to the Company's Board of Directors unless, in either case, it would reasonably be expected to require the Company to make a public announcement regarding such discussion, statement or proposal;

                  (i) otherwise act, alone or in concert with others, to seek to control or influence the management or policies of the Company (except for (A) voting in its full discretion as a holder of voting securities in accordance with the terms of such voting securities and (B) actions taken as a director of the Company);

                  (j) request, or take any action to obtain, any list of holders of voting securities of the Company for the purpose of accomplishing any of the actions in Section 6.4(a)-(h) hereof;

                  (k) publicly disclose any intention, plan or arrangement inconsistent with the foregoing, or make any such disclosure privately if it would reasonably be expected to require the Company to make a public announcement regarding such intention, plan or arrangement; or

                  (l) advise, assist (including by knowingly providing or arranging financing for that purpose) or knowingly encourage any other person in connection with any of the foregoing.

            Section 6.5 Schedule 13D. The Purchasers shall provide the Company with a Schedule 13D under the Exchange Act at least one (1) business day prior to filing such Schedule 13D with the Commission in connection with the acquisition of the Shares by the Purchasers.

                                  ARTICLE VII.

                         CONDITIONS PRECEDENT TO CLOSING

            Section 7.1 Conditions to the Company's Obligations. The obligations of the Company hereunder required to be performed at the Closing with respect to each Purchaser shall be subject, at its election, to the satisfaction or waiver (which waiver, if so requested by a Purchaser, shall be made in writing), at or prior to the Closing Date, of the following conditions:

                  (a) The representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date.

                  (b) The Purchaser shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants, contained in this Agreement, to be performed and complied with by the Purchaser at or prior to the Closing Date.

                  (c) All governmental and regulatory approvals and clearances and all third-party consents necessary for the consummation of the transactions contemplated at the Closing shall have been obtained and shall be in full force and effect and the Company shall be reasonably satisfied that the consummation of such transactions does not and will not contravene any Applicable Law, except to the extent any contravention or contraventions, individually or in the aggregate, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            Section 7.2 Conditions to The Purchasers' Obligations. The obligations of each Purchaser hereunder required to be performed at the Closing shall be subject, at its election, to the satisfaction or waiver (which waiver, if so requested by the Company, shall be made in writing), at or prior to the Closing Date of the following conditions:

                  (a) The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (disregarding, for purposes of such determination of materiality, all qualifications in such representations and warranties regarding "material") as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties made herein that by their terms speak as of the date of this Agreement or some other date shall be true and correct only as of such date).

                  (b) The Company shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants, contained in this Agreement, to be performed and complied with by it at or prior to the Closing Date.

                  (c) The Company shall provide the Purchasers with evidence satisfactory to the Purchasers that the Board of Directors of the Company (i) has approved the transactions contemplated in the Documents and in the documents and instruments arising in connection therewith and (ii) has approved the subject matter of any agreements, instruments or other documents to which any Purchaser and the Company are a party or that are executed as of the date hereof and are disclosed to the Company in writing prior to or on the date hereof.

                  (d) All documents, instruments, agreements and arrangements relating to the transactions contemplated by the Documents shall be satisfactory to the Purchasers, shall have been executed and delivered by the parties thereto and no party to any of the foregoing (other than the Purchasers) shall have breached any of its material obligations thereunder.

                  (e) The Company shall have provided the Purchasers with the unaudited balance sheet and income statement of the Company as at and for the year ended December 31, 2000.

                  (f) (i) Since September 30, 2000, no change, occurrence or development shall have occurred, been threatened or become known to the Purchasers that could reasonably be expected to have a Material Adverse Effect on the business, operations, properties or condition (financial or other) of the Company and its Subsidiaries, taken as a whole and (ii) the Purchasers shall not have become aware of any information or other matter relating to the Company (x) of which the Company (but not the Purchasers) had Knowledge on or prior to the date of this Agreement, (y) that, in the Purchasers' reasonable judgment, is inconsistent with any information or other matter relating to the Company disclosed to the Purchasers by the Company or any of its representatives prior to the date of this Agreement, and (z) would have been viewed by the Purchasers, in their reasonable judgment, as having materially and adversely altered the total mix of information made available to the Purchasers prior to the date of this Agreement. For purposes of this Section 7.2(f), the Company shall be deemed to have "knowledge" of a particular fact or other matter if (i) any individual who is serving, or who has at any time served, as a director, officer or management-level employee of the Company is actually aware of such fact or other matter; or (ii) a prudent individual serving as a director, officer or management-level employee of the Company could be expected to discover or otherwise become aware of such fact or other matter in the diligent exercise of his or her duties in such capacity.

                  (g) There shall be no litigation, proceeding or other action seeking an injunction or other restraining order, damages or other relief from a Governmental Authority or other Person pending or threatened which, in the reasonable judgment of such Purchaser, would materially adversely affect the consummation of the transactions contemplated by the Documents on the terms contemplated hereby and thereby.

                  (h) All governmental and regulatory approvals and clearances and all third-party consents necessary for the consummation of all of the transactions contemplated at such Closing shall have been obtained and shall be in full force and effect and the Purchasers shall be reasonably satisfied that the consummation of such transactions does not and will not contravene any Applicable Law, except to the extent any contravention or contraventions, individually or in the aggregate, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (i) Purchasers shall have completed their due diligence review of the Company and its Subsidiaries and shall have determined that the results thereof are wholly satisfactory to Purchasers in the sole exercise of their discretion. In making this determination, the Purchasers shall owe no duty or obligation to the Company and shall act solely in the best interests of the Purchasers as determined by each Purchaser.

                  (j) The Company's General Counsel and Cravath, Swaine & Moore, counsel to the Company, shall have delivered to the Purchasers an opinion from each of them, dated as of such applicable Closing Date, addressed to the Purchasers, substantially in the forms attached hereto as Exhibit B and Exhibit C, respectively.

                  (k) Each of the Company and the Purchasers shall have executed and delivered each of the Documents, as applicable.

                  (l) The Company shall have provided the Purchasers with all other documents, certificates and other instruments reasonably requested by the Purchasers.

                                  ARTICLE VIII.

                                  MISCELLANEOUS

            Section 8.1 Survival of Representations and Warranties. The representations, warranties set forth in Sections 3.6, 3.8, 3.9, 3.18 and 3.24 contained in this Agreement shall be deemed made at the Closing as if made at such time and shall survive such Closing for a period ending on the later to occur of February 28, 2002 or fourteen (14) days following the Company's issuance of a press release or similar public announcement with respect to the Company's financial results for the year ended December 31, 2001, except that with respect to claims asserted pursuant to this Section 8.1 before the expiration of the applicable representation or warranty, such claims shall survive until the date they are finally liquidated or otherwise resolved, and
(ii) Section 8.1 shall survive indefinitely. All other representations and warranties shall not survive the Closing. All covenants shall survive in accordance with their own terms. All statements as to factual matters contained in any certificate executed and delivered by the parties pursuant hereto shall be deemed to be representations, warranties and covenants by such party hereunder. No claim may be commenced under this Section 8.1 (or otherwise) following expiration of the applicable period of survival, and upon such expiration the Company shall be released from all liability with respect to claims under each such section not theretofore made by the Company. A claim shall be made or commenced hereunder by the Purchasers delivering to the Company a written notice specifying in reasonable detail the nature of the claim, the amount claimed (if known or reasonably estimable), and the factual basis for the claim.

            Section 8.2 Notices. All notices, demands, requests, consents, approvals or other communications (collectively, "Notices") required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by a reputable air courier service with tracking capability, with charges prepaid, or transmitted by hand delivery or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by facsimile, provided the sender receives evidence of complete transmission without error. Notice otherwise sent as provided herein shall be deemed given on the third business day following delivery of such notice to a reputable air courier service.

                      If to the Company, to it at:

                             priceline.com Incorporated
                             800 Connecticut Avenue
                             Norwalk, CT  06854

                             Attention:   Office of the General Counsel
                             Facsimile:   (203) 299-8915

                      with a copy (which shall not constitute notice) to:

                             Cravath, Swaine & Moore
                             Worldwide Plaza
                             825 Eighth Avenue
                             New York, N.Y.  10019

                             Attention:   William P. Rogers, Jr., Esq.
                             Facsimile:   (212) 474-3700

                      If to the Purchasers, as follows:

                             Forthcoming Era Limited
                             Offshore Incorporations Limited
                             P.O. Box 957
                             Offshore Incorporations Centre
                             Road Town, Tortola
                             British Virgin Islands
                      with a copy to:

                             Hutchison Whampoa Limited
                             22/F Hutchison House
                             10 Harcourt Road Central
                             Hong Kong

                             Attention:  Company Secretary
                             Facsimile:  (852) 2128 1778

                      and:

                             Prime Pro Group Limited
                             c/o 8/F, Cheung Kong Center
                             2 Queen's Road Central
                             Hong Kong

                             Attention:  Mr. Edmond Ip
                             Facsimile:  (852) 2845 2057

            Section 8.3 Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the laws of the State of New York, and each party hereto submits to the non-exclusive jurisdiction of the state and federal courts within the County of New York in the State of New York.

            Section 8.4 Entire Agreement. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties or their Affiliates, whether oral or written, with respect to the subject matter hereof.

            Section 8.5 Modifications and Amendments. No amendment, modification or termination of this Agreement shall be binding upon any other party unless executed in writing by the parties hereto intending to be bound thereby.

            Section 8.6 Waivers and Extensions. Any party to this Agreement may waive any right, breach or default which such party has the right to waive, provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

            Section 8.7 Titles and Headings. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

            Section 8.8 Exhibits and Schedules. Each of the annexes, exhibits and schedules referred to herein and attached hereto is an integral part of this Agreement and is incorporated herein by reference.

            Section 8.9 Expenses; Brokers. Each party shall pay its own costs and expenses in connection with the negotiation and execution of this Agreement and the transactions contemplated hereby, including without limitation, fees and disbursements of counsel, financial advisors and accountants. The Company shall pay any and all stamp, transfer and other similar Taxes payable or determined to be payable in connection with the execution and delivery of this Agreement or the issuance of the Shares, and shall save and hold each of the Purchasers harmless from and against any and all liabilities with respect to or resulting from any delay in paying, or omission to pay, such Taxes. Each of the parties represents to the others that neither it nor any of its Affiliates has used a broker or other intermediary, in connection with the transactions contemplated by this Agreement for whose fees or expenses any other party will be liable and respectively agrees to indemnify and hold the others harmless from and against any and all claims, liabilities or obligations with respect to any such fees or expenses asserted by any person on the basis of any act or statement alleged to have been made by such party or any of its Affiliates.

            Section 8.10 Press Releases and Public Announcements. All press releases and similar public announcements relating to the transactions contemplated by the Documents shall be made only if mutually agreed upon by the Company and each of the Purchasers, except to the extent that such disclosure is, in the opinion of counsel, required by law or by stock exchange regulation; provided that any such required disclosure shall only be made, to the extent consistent with law, after consultation with each of the Purchasers.

            Section 8.11 Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations hereunder may not be assigned or delegated by either the Company or the Purchasers without the prior written consent of the other parties hereto; provided that each Purchaser may assign or delegate its rights, duties and obligations hereunder to a Permitted Transferee or to such other person as may be reasonably satisfactory to the Company. Except as provided in the preceding sentence, any assignment or delegation of rights, duties or obligations hereunder made without the prior written consent of the other parties hereto shall be void and of no effect. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and permitted assigns. This Agreement is not intended to confer any rights or benefits on any persons that are not party hereto other than as expressly set forth in Sections 8.1 and 8.11.

            Section 8.12 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

            Section 8.13 Counterparts; Facsimile. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. All documents and closing deliveries for the transactions contemplated by this Agreement and the other Documents may be delivered by a party at the Closing via facsimile; provided, that, the originally executed signature pages and original documents are delivered to the appropriate parties within two (2) business days following the Closing.

            Section 8.14 Further Assurances. Each party hereto, upon the request of any other party hereto, shall do all such further acts and execute, acknowledge and deliver all such further instruments and documents as may be necessary or desirable to carry out the transactions contemplated by this Agreement, including, in the case of the Company, such acts, instruments and documents as may be necessary or desirable to convey and transfer to each Purchaser the Shares to be purchased by it hereunder.

            Section 8.15 Remedies Cumulative. The remedies provided herein shall be cumulative and shall not preclude the assertion by any party hereto of any other rights or the seeking of any remedies against the other party hereto.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                            PRICELINE.COM INCORPORATED
                                            a Delaware corporation

                                            By: /s/ Jeffery H. Boyd
                                                --------------------------------
                                               Name:  Jeffery H. Boyd
                                               Title: Chief Operating Officer


                                            PRIME PRO GROUP LIMITED

                                            By: /s/  Dominic Lai
                                                --------------------------------
                                                Name:  Dominic Lai
                                                Title: Authorized Signatory


                                            FORTHCOMING ERA LIMITED

                                            By: /s/  Dominic Lai
                                                --------------------------------
                                                Name:  Dominic Lai
                                                Title: Director

                                    EXHIBIT A

Shares to be Purchased

                              No. of Shares
                              of Common Stock  Price Per Share   Purchase Price
                              ---------------  ---------------   --------------

Prime Pro Group Limited         11,904,761          $2.10        $24,999,998.10

Forthcoming Era Limited         11,904,761          $2.10        $24,999,998.10

                                    EXHIBIT B

                           OPINION OF GENERAL COUNSEL

                                    EXHIBIT C

                       OPINION OF CRAVATH, SWAINE & MOORE


                                      C-1